Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (No. 333-168524) of PGI Energy Fund I Series 2010, Inc., of our report dated May 21, 2010, except for Note 5, as to which date is July 14, 2010, relating to the financial statements which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

East Hanover, New Jersey

October 21, 2010